                                                                   Exhibit 23.2

                   [Letterhead of Coopers & Lybrand L.L.P.]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this registration statement of Tokheim Corporation on Form S-3 (File No. 333-46351) of our report dated January 23, 1998, on our audits of the consolidated financial statements of Tokheim Corporation as of November 30, 1997 and November 30, 1996, and for the years ended November 30, 1997, 1996 and 1995. We also consent to the references to our Firm under the caption "Experts."


Fort Wayne, Indiana
February 24, 1998